EXHIBIT 10.15

                     SETTLEMENT AGREEMENT AND RELEASE AMONG
              CRYSTALIX GROUP INTERNATIONAL, INC., KEVIN T. RYAN,
                RYAN CAPITAL MANAGEMENT, INC. AND McCARY & ROOD
                              DATED JULY 21, 2004

                              SETTLEMENT AGREEMENT
                                   AND RELEASE

         This Settlement Agreement and Release (this "AGREEMENT") is made as of July 21, 2004 by and between Crystalix Group International, Inc. (the "COMPANY") and Kevin T. Ryan ("RYAN"), Ryan Capital Management, Inc., a Delaware
corporation ("RYAN CAPITAL"), and McCary & Rood, a Delaware corporation ("MCCARY" and, together with Ryan and Ryan Capital, the "RYAN PARTIES").

                               FACTUAL BACKGROUND

         A. The Company is indebted to the Ryan Parties in various amounts (the "OBLIGATIONS") as more specifically referenced in the promissory notes attached as Exhibits B, C, D, and E to this Agreement.

         B. Certain of the Obligations are secured by a certain Security Agreement dated as of December 23, 2002. Upon a default under such Obligations, Ryan filed a cross-complaint against the Company in a certain action known as CRYSTALIX GROUP INTERNATIONAL, INC. V. RYAN, Case No. A465492, pending in the District Court for Clark County, Nevada (the "ACTION"). An Order Granting Writ of Possession in favor of Ryan was entered and filed in the Action on June 4, 2003 and an Amended Order Granting Writ of Possession was entered and filed in the Action on August 15, 2003 (collectively, the "WRIT"). A copy of the Writ is attached as Exhibit A to this Agreement. The complaint of the Company in the Action was dismissed by Stipulation and Order entered and filed November 5, 2003.

         C. The Company and the Ryan Parties desire to agree as set forth below.

                                    AGREEMENT

         1. CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to the delivery, by the Company, on or before August 15, 2004, of each of the following, in form and substance satisfactory to the Ryan Parties (the "CLOSING DOCUMENTS"):

              (a) The Promissory Notes in the form attached as Exhibits B, C, D, and E to this Agreement;

              (b) The Termination of Consulting Agreement in the form attached as Exhibit F to this Agreement;

              (c) The Warrant to Purchase Common Stock of Crystalix Group International in the form attached as Exhibit G to this Agreement; and

              (d) The Registration Rights Agreement in the form attached as Exhibit H to this Agreement.


                                       1
59322.1

         2. SETTLEMENT. Upon satisfaction of the conditions precedent stated in Section 1 above:

              (a) The Obligations shall be amended and restated as provided in the Closing Documents; and

              (b) The Ryan Parties will dismiss all claims in the Action with prejudice; PROVIDED, HOWEVER, that the Obligations, as modified by the Closing Documents, shall remain in full force and effect and shall continue to be secured by the Security Agreement to the extent provided therein, and upon any default under the Closing Documents the Ryan Parties shall have all rights and remedies provided by the Closing Documents or applicable law, including any remedies against the collateral described in the Security Agreement

         3. RELEASES. Subject to Section 1 above, the Company and the Ryan Parties each respectively, on behalf of itself and its successors, assigns, agents and representatives, hereby releases and discharges each of the other parties and their respective successors, assigns, shareholders, officers, directors, members, managers, partners, agents, and representatives, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses, and liabilities whatsoever, known or unknown, in law or equity, of, upon, relating to, or by reason of any matter, cause, or theory whatsoever, except as provided in this Agreement and the Closing Documents.

         4. COOPERATION. All parties shall make commercially reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their respective obligations hereunder and to carry out the intent and purpose of this Settlement Agreement. The parties hereto shall coordinate and cooperate with one another in exchanging information and supplying such assistance as may be reasonably requested by each in connection with the foregoing.

         5. MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party hereto represents and warrants to the other parties that it has neither sold, transferred or assigned any rights or claims which are the subject of this Settlement Agreement nor agreed to take any of the foregoing actions. Each party hereto covenants that it shall neither sell, transfer or assign any rights or claims which are the subject of this Settlement Agreement nor attempt to take any of the foregoing actions.

         6.   REMEDIES  FOR  BREACH.  If   either  party  hereto  breaches  this
Settlement Agreement, then in addition to all other relief to which any non-breaching party is entitled, such non-breaching party shall be entitled to all costs of enforcing this Settlement Agreement including, without limitation, reasonable attorneys' fees, whether or not any proceeding is brought to enforce his or its rights under this Settlement Agreement.

         7.   MISCELLANEOUS.

              (a) NOTICES. Notice given by a party hereto under this Settlement Agreement shall be in writing and shall be deemed duly given (i) when delivered by hand; (ii) when three (3) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return

59322.1
receipt requested or one (1) business day has elapsed after its transmittal by a nationally recognized overnight courier service; or (iii) when delivered by a confirmed facsimile transmission. All notices, payments, and deliveries under this Settlement Agreement shall be sent to the addresses set forth below, or another as to which that party has given notice, in each case with a copy provided in the same manner and at the same time to the persons shown below:

         If to Company:                5275 South Arville Street, Suite B116
                                       Las Vegas, NV  89118
                                       Attn:  Kevin T. Ryan, President
                                       Telephone:  (702) 740-4616
                                       Facsimile:  (702) 740-4611

         If to the Ryan Parties:       c/o Charan Industries, Inc.
                                       400 Post Avenue, Suite 205
                                       Westbury, NY  11590
                                       Attn:  Robert McDermott
                                       Telephone:  (516) 747-6500
                                       Facsimile:  (516) 747-6551

         With a copy to:               Snell & Wilmer L.L.P.
                                       3800 Howard Hughes Parkway, Suite 1000
                                       Las Vegas, NV  89109
                                       Attn:  Stephen B. Yoken, Esq.
                                       Telephone:  (702) 784-5200
                                       Facsimile:  (702) 784-5252

              (b) ENTIRE AGREEMENT. This Settlement Agreement contains the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (c) EXPENSES. Except as otherwise provided in this Settlement Agreement, the parties hereto shall pay their own fees and expenses, including their own counsel fees incurred in connection with this Settlement Agreement and any transaction contemplated by this Settlement Agreement.

              (d) AMENDMENT; WAIVER. This Settlement Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties hereto. No failure to exercise, and no delay in exercising, any right, power or privilege under this Settlement Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.


                                       3
59322.1

              (e) BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Settlement Agreement shall bind and inure to the benefit of the parties including their respective shareholders, officers, directors, employees, agents, affiliates, heirs, executors, successors and permitted assigns. Neither party may assign any rights or obligations under this Settlement Agreement without the other party's prior written consent. Any purported assignment without such consent shall be null and void and shall constitute a breach of this Settlement Agreement by the purported assignor.

              (f) COUNTERPARTS. This Settlement Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

              (g) HEADINGS. The headings contained in this Settlement Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Settlement Agreement.

              (h) GOVERNING LAW. This Settlement Agreement shall be governed by and construed in accordance with the laws and public policy of the State of Nevada without regard to conflict of law principles.

              (i) DRAFTING AMBIGUITIES. Each party and its counsel has had an opportunity to review and revise this Settlement Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Settlement Agreement or of any amendments or exhibits to this Settlement Agreement.

                        [SIGNATURES APPEAR ON NEXT PAGE]









                                       4
59322.1

         Intending to be legally bound, the parties or their duly authorized representatives have executed this Settlement Agreement as of the date first above mentioned.

THE COMPANY:                            THE RYAN PARTIES:

Crystalix Group International, Inc.     /s/ KEVIN T. RYAN
                                        ------------------------------------
                                        Kevin T. Ryan
By: /s/ KEVIN T. RYAN
   --------------------------------
      Kevin T. Ryan, President          Ryan Capital Management, Inc.,
                                        a Delaware corporation
By: /s/ PATTY HILL
   --------------------------------     By:  /s/ KEVIN T. RYAN
      Patty Hill, Secretary                ---------------------------------
                                           Kevin T. Ryan, President


                                        MrCary & Rood,
                                        a Delaware corporation

                                        By: /s/ KEVIN T. RYAN
                                           ---------------------------------
                                           Kevin T. Ryan, President















59322.1